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                                  EXHIBIT 3.3
                                  -----------

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Peter Gotsch, a Partner of Code Hennessy & Simmons LLC, the general partner of CHS Management IV LP, has made, constituted and appointed, and by these presents does make, constitute and appoint, Phillip Gordon and Andrew W. McCune, and each of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead to execute, acknowledge, deliver and file any and all filings required by Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, but not limited to, Schedules 13D, Forms 3, Forms 4 and Forms 5, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than the attorney-in-fact named herein.

     WITNESS THE EXECUTION HEREOF this 28th day of June, 2000 by Peter M.
Gotsch.


                         CHS MANAGEMENT IV LP

                              By:  CODE HENNESSY & SIMMONS LLC
                              Its: General Partner


                                   By: /s/ Peter Gotsch
                                       ----------------
                                       Peter Gotsch, Partner


STATE OF ILLINOIS  )
COUNTY OF COOK     )

/s/ Jamie Jedras
----------------
Notary Public